50045/12M501!.DOC              5
                                                   Exhibit 4.1(a)

                      STATE OF SOUTH DAKOTA
                  BOARD OF ECONOMIC DEVELOPMENT

                                         REDI Loan Number 95-13-A

                         PROMISSORY NOTE

                                                       Blaine, MN
                                                 (City and State)

$300,000                                                  ,
                                                         19
                                           (Date)

             For value received, the undersigned APA OPTICS, INC.

   promises to pay to the order of SOUTH DAKOTA BOARD OF ECONOMIC

  DEVELOPMENT at its office in the City of PIERRE, State of SOUTH

      DAKOTA or at holder's option, at such other place as may be designated from time to time by the holder THREE HUNDRED THOUSAND

    AND NO/100 ------------- Dollars, ($300,000) with interest on unpaid principal computed from the date of each advance to the undersigned at the rate of THREE percent (3%) per annum, payment to be made in installments as follows:

          Fifty-nine (59) equal monthly installments of
               principal and  interest in the amount of
                     $1,664 (based on a level 240 month
          amortization) beginning thirty (30) days from
            note date and a final payment of all unpaid
             principal and accrued interest thereon due
                      sixty (60) months from note date.

                               This note is secured by:
                  First commercial security interest in
                                   specified equipment.

            Any sum payable hereunder and not paid when due shall thereafter bear interest at a specified fixed rate three (3)
         percentage points higher than the prime rate of interest published weekly in the Wall Street Journal per annum until paid.

     Payment of any installment of principal or interest owing on this Note may be made prior to the maturity date thereof without penalty.  Borrower shall provide holder with written notice of intent to prepay part or all of this loan at least twenty-one
 (21) days prior to the anticipated prepayment date. If borrower makes a prepayment and fails to give the required advance notice of intent to prepay, then notwithstanding any other provisions to the contrary in this note or other document, borrower shall be required to pay lender twenty-one (21) days interest on the unpaid principal as of the date preceding such prepayment.

            The term "Indebtedness" as used herein shall mean the indebtedness evidenced by this Note, including principal, interest, and expenses, whether contingent, now due or hereafter to become due and whether heretofore or contemporaneously herewith or hereafter contracted. The term "Collateral" as used in this Note shall mean any funds, guaranties, or other property or rights therein of any nature whatsoever or the proceeds thereof which may have been, are, or hereafter may be, hypothecated, directly or indirectly by the undersigned or other, in connection with, or as security for, the Indebtedness or any part thereof. The Collateral, and each part thereof, shall secure the Indebtedness and each part thereof. The covenants and conditions set forth or referred to in any and all instruments of hypothecation constituting the Collateral are hereby incorporated in this Note as covenants and conditions of the undersigned with the same force and effect as though such covenants and conditions were fully set forth herein.

       The Indebtedness shall immediately become due and payable, without notice or demand, upon the appointment of a receiver or liquidator, whether voluntary or involuntary, for the undersigned or for any of its property, or upon the filing of a petition by or against the undersigned under the provisions of any State insolvency law or under the provisions of the Bankruptcy Reform
Act of 1978, as amended, or upon the making by the undersigned of an assignment for the benefit of its creditors.

      Holder is also authorized to declare all or any part of the Indebtedness immediately due and payable upon ten (10) days of written notice given to Borrower. Notice shall be deemed given when transmitted by telex or telecopier or personally delivered, or three days after being deposited in the U.S. mail, postage prepaid, or one day after delivery to a nationally recognized overnight carrier service, in each case addressed to the Borrower at their address shown on the signature page, or at such other address as the Holder may, by written notice received by the
      Borrower, designate as their address for purposes of notice hereunder. Default is deemed to occur upon the happening of any of the following events: (1) Failure to pay any part of the Indebtedness when due; (2) nonperformance by the undersigned of any agreement with, or any condition imposed by any secured lender, Holder, or State of South Dakota, Board of Economic
Development through the Governor's Office of Economic Development
 (hereafter called "GOED"), with respect to the Indebtedness; (3)
           Holder's discovery of the undersigned's failure in any
       application of the undersigned to Lender, Holder or BED to disclose any fact deemed by Holder to be material or of the making therein or in any of the said agreements, or in any affidavit or other documents submitted in connection with said application or the indebtedness, or any misrepresentation by, on behalf of, or for the benefit of the undersigned; (4) the reorganization (other than a reorganization pursuant to any of the provisions of the Bankruptcy Reform Act of 1978, as amended)
  or merger or consolidation of the undersigned (or the making of any agreement therefor) without the prior written consent of
        Holder; (5) the undersigned's failure duly to account, to Holder's satisfaction, at such time or times as Holder may require, for any of the Collateral, or proceeds thereof, coming into the control of the undersigned; (6) the institution of any suit affecting the undersigned deemed by Holder to affect adversely its interest hereunder in the Collateral or otherwise, or, (7) violate any other covenant contained in the loan documents, including the Security Agreement and Mortgage.
     Holder's failure to exercise its rights under this paragraph shall not constitute a waiver thereof.

             Upon the nonpayment of the Indebtedness, or any part thereof, when due, whether by acceleration or otherwise, Holder is empowered to sell, assign, and deliver the whole or any part of the Collateral at public or private sale, without demand, advertisement or notice of the time or place of sale or of any adjournment thereof, which are hereby expressly waived. After deducting all expenses incidental to or arising from such sale or sales, Holder may apply the residue of the proceeds thereof to the payment of the Indebtedness, as it shall deem proper, returning the excess, if any, to the undersigned.

            Upon the occurrence of an event of default, Holder is further empowered to collect or cause to be collected or otherwise to be converted into money all or any part of the Collateral, by suit or otherwise, and to surrender, compromise, release, renew, extend, exchange, or substitute any item of the
     Collateral in transactions with the undersigned or any third party, irrespective of any assignment thereof by the undersigned, and without prior notice to or consent of the undersigned or any assignee. Whenever any item of the Collateral shall not be paid when due, or otherwise shall be in default, whether or not the indebtedness, or any part thereof, has become due, Holder shall have the same rights and powers with respect to such item of the Collateral as are granted in this paragraph in case of nonpayment of the Indebtedness, or any part thereof, when due.  None of the rights, remedies, privileges, or powers of Holder expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege, and power now or hereafter existing in favor of Holder, whether at law or equity, by statute or otherwise.

            The undersigned agrees to take all necessary steps to administer, supervise, preserve, and protect the Collateral; and regardless of any action taken by Holder, there shall be no duty upon Holder in this respect. The undersigned shall pay all expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise, including but not limited to reasonable attorney's fees and costs, which Holder may deem necessary or proper in connection with the satisfaction of the Indebtedness or the administration, supervision, preservation, protection of (including, but not limited to, the maintenance of adequate insurance) or the realization upon the Collateral. Holder is authorized to pay at any time and from time to time any or all of such expenses, add the amount of such payment to the amount of the Indebtedness, and charge interest thereon at the rate specified therein with respect to the principal amount of this Note.

          The security rights of Holder and its assigns hereunder shall not be impaired by Holders sale, hypothecation or rehypothecation of any note of the undersigned or any item of the
   Collateral, or by any indulgence, including but not limited to
     (a) any renewal, extension, or modification which Holder may grant with respect to the Indebtedness or any part thereof, or
      (b) any surrender, compromise, release, renewal, extension, exchange, or substitution which Holder may grant in respect of the Collateral, or (c) any indulgence granted in respect of any endorser, guarantor, or surety. The purchaser, assignee, transferee, or pledgee of this Note, the Collateral, and guaranty, and any other document (or any of them), sold, assigned, transferred, pledged, or repledged shall forthwith become vested with and entitled to exercise all the powers and rights given by this Note and all applications of the undersigned to Holder or BED, as if said purchaser, assignee, transferee, or pledgee were originally named as Payee in this Note and in said application or applications.

      This promissory note is given to secure a loan which BED is making or in which it is participating with Lender pursuant to
          SDCL Chapters 1-16G and 1-33, as amended, and Rules and Regulations Article 68:02, Administrative Rules South Dakota
                                                          (ARSD).

                                                 APA OPTICS, INC.


               (SEAL)                        By:  /s/Anil K. Jain
                                                    Its President

_________________________________________________________________
                                                    _____________

     Note. - Corporate applicants must execute Note, in corporate name, by duly authorized officer, and seal must be affixed and duly attested; partnership applicants must execute Note in firm name, together with signature of an authorized general partner.